Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-162679 and 333-195353 on Forms S-8, Registration Statement No. 333-168699 on Form S-3, and Registration Statements No. 333-182261 and 333-205039 on Forms S-3ASR of our reports dated February 27, 2017 relating to the consolidated financial statements of PennyMac Mortgage Investment Trust and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP Los Angeles, California February 27, 2017